Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2017 FIRST QUARTER RESULTS

First Quarter Highlights:

•	Management raises sales outlook for Aerospace; Remainder of full-year 2017 outlook reaffirmed

•	Diluted earnings per share of $0.22

•	Order for two more K-MAX® received; Nine aircraft under contract or deposit

BLOOMFIELD, Conn. (May 3, 2017) - Kaman Corp. (NYSE:KAMN) today reported financial results for the first fiscal quarter ended March 31, 2017.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	March 31, 2017	April 1, 2016	Change
Net sales:
Distribution	$271,618	$288,664	$(17,046)
Aerospace	164,323	162,534	1,789
Net sales	$435,941	$451,198	$(15,257)

Operating income:
Distribution	$11,694	$10,469	$1,225
% of sales	4.3%	3.6%	0.7%
Aerospace	16,589	21,297	(4,708)
% of sales	10.1%	13.1%	(3.0)%
Net gain (loss) on sale of assets	20	28	(8)
Corporate expense	(14,095)	(13,444)	(651)
Operating income	$14,208	$18,350	$(4,142)

Adjusted EBITDA*:
Net earnings	$6,291	$9,777	$(3,486)
Adjustments	19,061	19,493	(432)
Adjusted EBITDA*	$25,352	$29,270	$(3,918)
% of sales	5.8%	6.5%	(0.7)%

Earnings per share:
Diluted earnings per share	$0.22	$0.35	$(0.13)
Adjustments	—	0.06	(0.06)
Adjusted Diluted Earnings per Share*	$0.22	$0.41	$(0.19)

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “The results for the first quarter demonstrate that our focus on operational initiatives to drive improved profitability continue to gain traction, from our ongoing efforts to improve operating margins at Distribution to the actions we have implemented to improve the financial performance of our structures programs at Aerospace.

At Distribution, improved profitability from the productivity initiatives led to a 4.3% operating margin, an increase of 70 bps over the same period in the prior year, or 60 bps over the prior year adjusted margin. This result was achieved on a decline in Sales per Sales Day* of 4.4% when compared to the first quarter of 2016 highlighting the importance of these initiatives and the opportunity for additional margin expansion.

As expected, Aerospace operating margins were lower than the prior year due to the end customer mix of our JPF sales. Deliveries of the JPF in the first quarter were under Option 12 of our USG contract, which has a lower price per unit than our previous USG options. Additionally, 4,400 of the fuzes delivered in the first quarter of 2016 were on higher priced direct commercial sales. The impact of this shift in mix was partially offset by higher gross profit for our bearings products and improved performance on our structures programs as our operational enhancements begin to deliver favorable results.

At Distribution, our average daily sales increased in each month of the quarter with Organic Sales per Sales Day* for March 8.5% above January. Our preliminary results for April continue to reflect sequential growth in our Organic Sales per Sales Day. This encouraging trend points to improved performance for the remainder of the year. At Aerospace, order intake for our specialty bearings products has increased sequentially and year-over-year. With improved visibility into the latter half of 2017, coupled with the improved order intake for our specialty bearing products, we have increased the low end of our Aerospace sales outlook by $10.0 million to $730.0 million.

Finally, we recently announced the signing of two additional orders for our K-MAX® helicopter. This brings the total on order to eight aircraft on firm contract, with a ninth aircraft under deposit. We are currently preparing the first aircraft for flight testing and expect to deliver two aircraft in the next few months."

Chief Financial Officer, Robert D. Starr, commented, "We are encouraged by indications that the broader industrial economy appears to be improving. The actions we have taken at Distribution position the segment to benefit from a market recovery. At Aerospace, we expect stronger performance for the remainder of the year as sales of our bearings products accelerate, the customer mix of our JPF deliveries shifts to higher margin direct commercial sales, and we continue to deliver improved performance on our structures programs.

We still expect earnings to increase sequentially through the remainder of the year with 25% of earnings occurring in the first half of the year and more than 50% of our full year earnings anticipated in the fourth quarter. As previously discussed, our fourth quarter earnings are largely dependent on the timing of deliveries for JPF direct commercial sales. We remain confident that we will receive the necessary government approvals to ship our JPF direct commercial sales in the fourth quarter and have sufficient production capacity to meet all of our customer requirements for the year."

2017 Outlook

Our 2017 outlook is as follows:

•	Distribution:

◦	Sales of $1,100.0 million to $1,150.0 million

◦	Operating margins of 4.9% to 5.3%

◦	Depreciation and amortization expense of $16.0 million

•	Aerospace:

◦	Sales of $730.0 million to $760.0 million

◦	Operating margins of 16.5% to 17.0%

◦	Depreciation and amortization expense of $23.0 million

•	Interest expense of approximately $16.0 million

•	Corporate expenses of approximately $55.0 million

•	Estimated annualized tax rate of approximately 34.5%

•	Consolidated depreciation and amortization expense of approximately $45.0 million

•	Capital expenditures of approximately $35.0 million

•	Cash flows from operations in the range of $105.0 million to $135.0 million; Free Cash Flow* in the range of $70.0 million to $100.0 million

•	Weighted average diluted shares outstanding of 28.5 million

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, May 4, 2017, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 91097032; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 91097032. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters; and engineering design, analysis and certification services.  The company is a leading distributor of industrial parts, and operates approximately 240 customer service centers and five distribution centers across the U.S. and Puerto Rico. Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended
	March 31, 2017	April 1, 2016
Net sales:
Distribution	$271,618	$288,664
Aerospace	164,323	162,534
Net sales	$435,941	$451,198

Operating income:
Distribution	$11,694	$10,469
Aerospace	16,589	21,297
Net gain (loss) on sale of assets	20	28
Corporate expense	(14,095)	(13,444)
Operating income	$14,208	$18,350

Table 3. Depreciation and Amortization by Segment (in thousands) (unaudited)
	For the Three Months Ended
	March 31, 2017	April 1, 2016
Depreciation and Amortization:
Distribution
Depreciation	$2,148	$1,838
Amortization	1,885	1,965
Total	$4,033	$3,803
Aerospace
Depreciation	$3,895	$3,760
Amortization	1,843	2,038
Total	$5,738	$5,798
Corporate
Depreciation	$985	$938
Amortization	388	381
Total	$1,373	$1,319

Consolidated Total	$11,144	$10,920

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP (Generally Accepted Accounting Principles) financial measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this report and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month fiscal periods ended March 31, 2017, and April 1, 2016. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales (in thousands) (unaudited)
	For the Three Months Ended
	March 31, 2017	April 1, 2016
Distribution
Net sales	$271,618	$288,664
Less: Acquisition Sales	—	2,659
Organic Sales	$271,618	$286,005
Aerospace
Net sales	$164,323	$162,534
Less: Acquisition Sales	—	—
Organic Sales	$164,323	$162,534
Consolidated
Net sales	$435,941	$451,198
Less: Acquisition Sales	—	2,659
Organic Sales	$435,941	$448,539

Organic Sales per Sales Day - Organic Sales per Sales Day is defined as GAAP "Net sales of the Distribution segment" less sales derived from acquisitions completed during the preceding twelve months divided by the number of Sales Days in a given period. Sales days ("Sales Days") are the days that the Distribution segment's branch locations were open for business and exclude weekends and holidays. Management believes Organic Sales per Sales Day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of Sales Days differs.

The following table illustrates the calculation of Organic Sales per Sales Day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 3, 2017. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating the change in Organic Sales per Sales Day.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days) (unaudited)
		For the Three Months Ended
		March 31, 2017	April 1, 2016
Current period
Net sales		$271,618	$288,664
Acquisition sales		—	2,659
Organic sales		$271,618	$286,005
Sales Days		64	65
Organic Sales per Sales Day for the current period	a	$4,244	$4,400

Prior period
Net sales in the prior year		$288,664	$311,471
Sales Days in the prior year		65	66
Sales per Sales Day from the prior year	b	$4,441	$4,719

% change	(a-b)÷b	(4.4)%	(6.8)%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2017 Sales Days by quarter	64	64	62	62
2016 Sales Days by quarter	65	64	63	61

Adjusted EBITDA - Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, and depreciation and amortization. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization and other expense (income), net. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month fiscal periods ended March 31, 2017, and April 1, 2016. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures, "Net earnings", "Interest expense, net", "Income Tax expense", "Depreciation and amortization" and "Other expense (income), net".

Table 7. Adjusted EBITDA (in thousands) (unaudited)
	For the Three Months Ended
	March 31, 2017	April 1, 2016
Adjusted EBITDA
Consolidated Results
Sales	$435,941	$451,198

Net earnings	$6,291	$9,777

Interest expense, net	$4,160	$3,807
Income tax expense	3,916	4,680
Other expense (income), net	(159)	86
Depreciation and amortization	11,144	10,920
Adjustments	$19,061	$19,493

Adjusted EBITDA	$25,352	$29,270
Adjusted EBITDA margin	5.8%	6.5%

Free Cash Flow - Free Cash Flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands) (unaudited)
For the Three Months Ended
March 31, 2017
Net cash provided by operating activities	$(18,449)
Expenditures for property, plant & equipment	(7,409)
Free Cash Flow	$(25,858)

Table 9. Free Cash Flow - 2017 Outlook (in millions)	2017 Outlook
Free Cash Flow:
Net cash provided by operating activities	$105.0	to	$135.0
Less: Expenditures for property, plant and equipment	(35.0)	to	(35.0)
Free Cash Flow	$70.0	to	$100.0

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity” and "Temporary equity". Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 10. Debt to Capitalization Ratio (in thousands) (unaudited)
	March 31, 2017	December 31, 2016
Current portion of long-term debt, net of debt issuance costs	$120,875	$119,548
Long-term debt, excluding current portion, net of debt issuance costs	310,114	296,598
Debt	$430,989	$416,146
Temporary equity, convertible notes	1,244	1,797
Total shareholders' equity	572,535	565,787
Capitalization	$1,004,768	$983,730
Debt to Capitalization Ratio	42.9%	42.3%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted Net Earnings and Adjusted Diluted Earnings per Share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Net Earnings and Adjusted Diluted Earnings per Share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share using “Net earnings” and “Diluted earnings per share” from the “Condensed Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 3, 2017.

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts) (unaudited)

	For the Three Months Ended
	March 31, 2017	April 1, 2016
Adjustments to Net Earnings, pre tax
Acquisition transaction and integration costs	$—	$2,002
Restructuring and severance costs at Distribution	—	347
Adjustments, pre tax	$—	$2,349

Tax Effect of Adjustments to Net Earnings
Acquisition transaction and integration costs	$—	$701
Restructuring and severance costs at Distribution	—	121
Tax effect of Adjustments	$—	$822

Adjustments to Net Earnings, net of tax
GAAP Net earnings, as reported	$6,291	$9,777
Acquisition transaction and integration costs	—	1,301
Restructuring and severance costs at Distribution	—	226
Adjusted Net Earnings	$6,291	$11,304

Calculation of Adjusted Diluted Earnings per Share
GAAP diluted earnings per share	$0.22	$0.35
Acquisition transaction and integration costs	—	0.05
Restructuring and severance costs at Distribution	—	0.01
Adjusted Diluted Earnings per Share	$0.22	$0.41

Diluted weighted average shares outstanding	28,897	27,806

Adjusted Net Sales and Adjusted Operating Income - Adjusted Net Sales is defined as net sales, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales and Adjusted Operating Income to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Operating Income using information found in Note 13, Segment and Geographic Information, to the Condensed Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 3, 2017.

Table 12. Adjusted Net Sales and Adjusted Operating Income
(In thousands) (unaudited)
	For the Three Months Ended
	March 31, 2017	April 1, 2016
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$271,618	$288,664
GAAP Operating income - Distribution segment	$11,694	$10,469
% of GAAP net sales	4.3%	3.6%
Restructuring and severance costs at Distribution	—	347
Adjusted Operating Income - Distribution segment	$11,694	$10,816
% of net sales	4.3%	3.7%

AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$164,323	$162,534
GAAP Operating income - Aerospace segment	$16,589	$21,297
% of GAAP net sales	10.1%	13.1%
Acquisition transaction and integration costs	—	2,002
Adjusted Operating Income - Aerospace segment	$16,589	$23,299
% of net sales	10.1%	14.3%

CONSOLIDATED OPERATING INCOME:
Net Sales	$435,941	$451,198
GAAP - Operating income	$14,208	$18,350
% of GAAP net sales	3.3%	4.1%
Acquisition transaction and integration costs	—	2,002
Restructuring and severance costs at Distribution	—	347
Adjusted Operating Income	$14,208	$20,699
% of net sales	3.3%	4.6%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the U.S. Government; (vi) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vii) the successful resolution of government inquiries or investigations relating to our businesses and programs; (viii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (ix) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (x) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xi) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xii) the accuracy of current cost estimates associated with environmental remediation activities; (xiii) the profitable integration of acquired businesses into the Company's operations; (xiv) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xv) changes in supplier sales or vendor incentive policies; (xvi) the effects of price increases or decreases; (xvii) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xviii) future levels of indebtedness and capital expenditures; (xix) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xx) the effects of currency exchange rates and foreign competition on future operations; (xxi) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxii) the effects, if any, of the UK's exit from the EU; (xxiii) future repurchases and/or issuances of common stock; (xxiv) the incurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; and (xxv) other risks and uncertainties set forth herein, in our 2016 Form 10-K and in our Form 10-Q for the fiscal quarter ended March 31, 2017.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: James Coogan
V.P., Investor Relations
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended
	March 31, 2017	April 1, 2016
Net sales	$435,941	$451,198
Cost of sales	311,125	316,768
Gross profit	124,816	134,430
Selling, general and administrative expenses	110,628	116,108
Net loss (gain) on sale of assets	(20)	(28)
Operating income	14,208	18,350
Interest expense, net	4,160	3,807
Other expense, net	(159)	86
Earnings before income taxes	10,207	14,457
Income tax expense	3,916	4,680
Net earnings	$6,291	$9,777

Earnings per share:
Basic earnings per share	$0.23	$0.36
Diluted earnings per share	$0.22	$0.35

Weighted average shares outstanding:
Basic	27,144	27,059
Diluted	28,897	27,806
Dividends declared per share	$0.20	$0.18

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$24,684	$41,205
Accounts receivable, net	256,160	230,864
Inventories	390,147	393,814
Income tax refunds receivable	5,757	6,065
Other current assets	28,380	26,605
Total current assets	705,128	698,553
Property, plant and equipment, net of accumulated depreciation of $233,442 and $226,366, respectively	177,985	176,521
Goodwill	339,245	337,894
Other intangible assets, net	123,306	126,444
Deferred income taxes	55,234	59,373
Other assets	28,294	27,501
Total assets	$1,429,192	$1,426,286
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$120,875	$119,548
Accounts payable – trade	112,099	116,663
Accrued salaries and wages	38,382	43,165
Advances on contracts	11,404	13,356
Income taxes payable	1,861	1,165
Other current liabilities	64,245	59,989
Total current liabilities	348,866	353,886
Long-term debt, excluding current portion, net of debt issuance costs	310,114	296,598
Deferred income taxes	6,996	6,875
Underfunded pension	143,204	156,427
Other long-term liabilities	46,233	44,916
Commitments and contingencies (Note 10)
Temporary equity, convertible notes	1,244	1,797
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 28,286,019 and 28,162,497 shares issued, respectively	28,286	28,162
Additional paid-in capital	175,530	171,162
Retained earnings	561,059	560,200
Accumulated other comprehensive income (loss)	(151,403)	(156,393)
Less 1,134,274 and 1,054,364 shares of common stock, respectively, held in treasury, at cost	(40,937)	(37,344)
Total shareholders’ equity	572,535	565,787
Total liabilities and shareholders’ equity	$1,429,192	$1,426,286

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Three Months Ended
	March 31, 2017	April 1, 2016
Cash flows from operating activities:
Net earnings	$6,291	$9,777
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	11,144	10,920
Accretion of convertible notes discount	553	526
Provision for doubtful accounts	263	218
Net gain on sale of assets	(20)	(28)
Net (gain) loss on derivative instruments	(67)	374
Stock compensation expense	1,381	1,494
Excess tax benefit from share-based compensation arrangements	—	(170)
Deferred income taxes	2,731	(1,901)
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(26,266)	(13,732)
Inventories	4,157	(5,715)
Income tax refunds receivable	309	3,035
Other current assets	(804)	(546)
Accounts payable - trade	(4,655)	4,732
Accrued contract losses	(105)	216
Advances on contracts	(1,952)	3,551
Other accruals and payables	(2,323)	2,473
Income taxes payable	690	(399)
Pension liabilities	(10,534)	(9,774)
Other long-term liabilities	758	676
Net cash (used in) provided by operating activities	(18,449)	5,727
Cash flows from investing activities:
Proceeds from sale of assets	227	116
Expenditures for property, plant & equipment	(7,409)	(7,624)
Acquisition of businesses (net of cash acquired)	—	(64)
Other, net	(1,072)	(501)
Net cash used in investing activities	(8,254)	(8,073)
Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements	14,860	10,143
Debt repayment	(1,250)	(1,250)
Bank overdraft	2,381	1,567
Proceeds from exercise of employee stock awards	1,653	2,339
Purchase of treasury shares	(2,689)	(4,427)
Dividends paid	(4,881)	(4,871)
Other	(120)	78
Cash provided by financing activities	9,954	3,579
Net (decrease) increase in cash and cash equivalents	(16,749)	1,233
Effect of exchange rate changes on cash and cash equivalents	228	338
Cash and cash equivalents at beginning of period	41,205	16,462
Cash and cash equivalents at end of period	$24,684	$18,033